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                                EXHIBIT 10.4.17

                                                                       Execution


                               AMENDMENT NO. 3 TO
             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of September 13, 2002 by and among WCI STEEL, INC., an Ohio corporation ("WCI Steel"), WCI STEEL SALES L.P., an Ohio limited partnership ("WCI Sales LP", and together with WCI Steel, individually, each a "Borrower" and collectively, "Borrowers"), CONGRESS FINANCIAL CORPORATION, a Delaware corporation, as successor by merger to Congress Financial Corporation, a California corporation (in its individual capacity "Congress"), BANK OF AMERICA, N.A., a national trust and savings association, as successor to BankAmerica National Trust & Savings Association ("Bank of America", and together with Congress, collectively "Lenders"), and CONGRESS FINANCIAL CORPORATION, as Agent for Lenders (in such capacity, "Agent").


                               W I T N E S S E T H


     WHEREAS, Borrowers have entered into financing arrangements with Lenders and Agent pursuant to which Lenders (or Agent on behalf of Lenders) have made loans and provided other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated July 30, 1999, between Borrowers, Lenders and Agent as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated April 30, 2001 and Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated January 25, 2002 (as the same now exists and is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

     WHEREAS, Borrowers have requested that Lenders and Agent agree to certain amendments to the Loan Agreement and Lenders and Agent are willing to agree to such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment, Borrowers, Lenders and Agent intend to evidence such amendments.


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     NOW, THEREFORE, in consideration of the foregoing, and the agreements and covenants contained herein, the parties hereto agree as follows (with the amendments to the Loan Agreement being effective as of the date hereof):

     1. DEFINITIONS. For purposes of this Amendment, unless otherwise defined herein, those terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings given to such terms in the Loan Agreement.

     2.   AMENDMENTS.

     (a) EXCESS AVAILABILITY. Section 7.22 of the Loan Agreement is hereby amended to delete such section in its entirety and replace it as follows:

               "7.22 EXCESS AVAILABILITY. The aggregate Excess Availability of Borrowers shall at all times be not less than $20,000,000; PROVIDED, THAT, the aggregate Excess Availability of Borrowers shall at all times be not less than $25,000,000 at any time on or after Borrowers shall have failed to comply with Section 7.23 hereof as determined by Agent. For purposes of calculating the "Excess Availability" of a Borrower in accordance with the definition set forth in Section 1.30 hereof for this Section 7.22, in the event that the amount calculated pursuant to subsection (a)(i) of such definition exceeds the amount calculated pursuant to subsection (a)(ii) of such definition, then up to $5,000,000 of such excess may be added to the amount calculated pursuant to subsection (a)(ii) of such definition prior to the deduction provided for in subsection (b) of such definition, so long as the amount of such excess added for purposes of calculating the aggregate Excess Availability of both Borrowers for this Section 7.22 shall not exceed $5,000,000 in total."

     (b)  EBITDA. Section 7 of the Loan Agreement is hereby amended to add a new
Section 7.23 as follows:

               "7.23 EBITDA. WCI Steel and its Subsidiaries shall, for each month listed below, have cumulative EBITDA of not less than the amount listed opposite each such month:


                MONTH ENDING                           MINIMUM EBITDA
                ------------                           --------------
              August 31, 2002                              $4,000,000
              September 30, 2002                           $9,000,000
              October 31, 2002                            $14,000,000
              November 30, 2002                           $18,000,000

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              December 31, 2002                           $22,000,000
              January 31, 2003                            $27,500,000
              February 28, 2003                           $31,500,000
              March 31, 2003                              $35,600,000
              April 30, 2003                              $39,700,000
              May 1, 2003                                 $43,800,000
              June 1, 2003                                $47,900,000
              July 1, 2003                                $52,100,000
              August 30, 2003                             $56,300,000
              September 30, 2003                          $60,500,000
              October 31, 2003                            $64,700,000
              November 30, 2003                           $69,000,000
              December 31, 2003                           $73,000,000"


     3. AMENDMENT FEE. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent, Borrowers shall pay to Agent for the ratable benefit of Lenders a fee for entering into this Amendment in an amount equal to $xxx,xxx, which fee is fully earned as of the date hereof and due and payable on the date hereof, and which Agent may, at its option, charge directly to the loan account(s) of Borrowers.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower represents, warrants and covenants with and to Lenders and Agent as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by or on behalf of Lenders to
Borrowers:

     (a) This Amendment has been duly authorized, executed and delivered by each Borrower, and the agreements and obligations of each Borrower contained herein constitutes legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms.

     (b) Neither the execution and delivery of this Amendment, or any other agreements, documents or instruments in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof (i) is in contravention of any law or regulation or any order or decree of any court or governmental instrumentality applicable to Borrowers in any respect, or (ii) conflicts with or results in the


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breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which either Borrower is a party or may be bound, or (iii) violates any provision of the certificate of incorporation or by-laws of WCI Steel or the partnership agreement of WCI Sales LP.

     (c) No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing.

     5. CONDITIONS PRECEDENT. The effectiveness of the terms and conditions of this Amendment shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

     (a) the receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by Borrowers;

     (b)  the receipt by Agent of the fee set forth in Section 3 hereof; and

     (c) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

     6.   GENERAL.

          (a) EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

          (b) FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

          (c) GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York without regard to principals of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.

          (d) BINDING EFFECT. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.

          (e) COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by


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each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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     The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


                              CONGRESS FINANCIAL CORPORATION,
                              as Lender

                              By: /S/  MARC J. BRIER

                              Title: Vice President


                              BANK OF AMERICA, N.A., as
                              successor to BankAmerica National
                              Trust & Savings Association,
                              as Lender

                              By: /S/ EDMUNDO E. KAHN

                              Title: Vice President



                              WCI STEEL, INC.

                              By: /S/ JOHN P. JACUNSKI

                              Title: Vice President and Chief Financial Officer


                              WCI STEEL SALES L.P.

                              By: /S/ JOHN P. JACUNSKI

                              Title: Vice President and Chief Financial Officer


                              CONGRESS FINANCIAL CORPORATION,
                              as Agent

                              By: /S/  MARC J. BRIER

                              Title: Vice President